First Amendment
                                       To
                          Expense Limitation Agreement


This First Amendment to Expense Limitation Agreement ("Amendment") is made and entered into this 10th day of November 2003, by and between Wilbanks, Smith & Thomas Asset Management, LLC, successor to Wilbanks, Smith, Thomas Asset Management, Inc., (the "Advisor") and The Nottingham Investment Trust II (the "Trust").

                                   WITNESSETH:

WHEREAS, the Advisor and the Trust wish to amend that certain Expense Limitation Agreement ("Agreement") dated March 15, 1999 between the Advisor and the Trust to modify and change the Operating Expense Limit (as defined in the Agreement) as specified in Schedule A of the Agreement;

WHEREAS, the Advisor has requested that the Operating Expense Limit be changed in order for the Advisor to be able to agree to continue the Agreement beyond March 31, 2004; and

WHEREAS, the Advisor and the Trust have determined that it is appropriate and in the best interest of the Fund (as defined in the Agreement) to continue the Agreement and change the Operating Expense Limit as set forth below.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree to amend and modify the Agreement effective January 1, 2004 as follows:

1. Amendment to Schedule A. Schedule A is hereby deleted in its entirety and a new Schedule A, attached hereto and made a part hereof, is substituted in its place.

Except as expressly modified or amended herein, all other terms, provisions and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers the day and year first above written.


THE NOTTINGHAM INVESTMENT TRUST II
ON BEHALF OF THE WST GROWTH FUND

By: /s/ Julian G. Winters
    _____________________________

Its: Assistant Secretary


WILBANKS, SMITH & THOMAS ASSET MANAGEMENT, LLC

By: /s/ L. Norfleet Smith, Jr.
    _____________________________

Its: Executive Vice President


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                                   SCHEDULE A
                            OPERATING EXPENSE LIMITS


This Agreement relates to the following Fund of the Trust:

                                                      Maximum Operating
         Name of Fund                                   Expense Limit
         ------------                                   -------------
         WST Growth Fund                                   2.50%